EXHIBIT 99.1
                                                            ------------

                                        NEWS
  FOR IMMEDIATE RELEASE
                                        COMPANY CONTACT:
                                        Ira Cotler
                                        Executive Vice President-Finance
                                        (941) 953-9199
  JANUARY 11, 2000

                     CORRECTIONAL SERVICES CORPORATION
                     ADOPTS STOCKHOLDER RIGHTS PLAN


Sarasota, Florida - January 11, 2000 - Correctional Services Corporation (Nasdaq: CSCQ) announced today that its Board of Directors has adopted a stockholder rights plan. Under the terms of the plan, each stockholder of record as of the close of business on January 11, 2000 will receive one right for each share of common stock held by the stockholder. Upon the occurrence of certain triggering events described in the plan, each right will entitle the stockholder to purchase for $30 a number of shares of the Company's common or preferred stock having a fair market value equal to $60 on the date of the triggering event (subject to exceptions described in the plan).

The rights plan is intended to prevent a potential acquirer from gaining control of the Company without fairly compensating all of the Company's stockholders and to protect the Company and its stockholders against coercive takeover tactics. The plan was not adopted in response to any specific effort to acquire the Company, however, as previously announced the Company is exploring a broad range of business alternatives and financial strategies to enhance stockholder's value.

The rights are triggered and become exercisable if any person or group acquires, or launches a tender or exchange offer to acquire, ten percent or more of the Company's outstanding shares of common stock (or any additional shares in the case of any person or group that already owns or controls ten percent or more). Unless and until the rights are triggered, the rights will not trade independently and will transfer automatically with any transfer of the common stock. The initial issuance of the rights has no dilutive effect on the Company's outstanding shares or earnings, is not taxable to either the Company or its stockholders and does not otherwise affect the trading of the Company's shares. Under circumstances described in the rights plan, the Board of Directors of the Company may elect to redeem the rights at a price of $.01 per right. If the rights are not triggered or redeemed, the rights will expire on January 11, 2010.

James F. Slattery, Chief Executive Officer and President of the Company, stated "the Board of Directors believes the stockholder rights plan is in the best interest of all stockholders to reduce the possibility of an unfair takeover offer and to encourage fair and equal treatment to all stockholders in the event of any proposed takeover. The rights will not prevent an appropriate transaction that the Board believes is in the

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best  interest  of  stockholders  and  in no way adversely  effects  the
Company's financial strength, reported earnings per share or execution of its strategic plan".

Through its Youth Services International subsidiary, the Company is the nation's leading private provider of juvenile programs for adjudicated youths with 38 facilities and over 4,300 juveniles in its care. In addition, the Company is a leading developer and operator of adult correctional facilities operating 19 facilities, representing approximately 7,200 beds. On a combined basis, the Company provides services in 22 states and Puerto Rico, including aftercare services, representing approximately 11,500 beds.



  SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT
                                 OF 1995
  Certain statements contained in this press release are not historical but are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities
  Exchange  Act  of  1934.  These  include  statements   regarding   the
  expectations, beliefs, intentions or strategies regarding the future. The Company intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company's views as of the date they are made with respect to future events and financial performance, but are subject to many uncertainties and risks which could cause the actual results of the Company to differ materially from any future results expressed or implied by such forward-looking statements. Examples of such uncertainties and risks include, but are not limited to: the integration of Youth Services International; occupancy levels; the renewal of contracts, the ability to secure new contracts; availability and cost of financing to redeem YSI's debentures and to expand our business; and public resistance to privatization. Additional risk factors include those discussed in the Form 10-K as well as those set forth in the Company's joint proxy statement/prospectus, dated March 4, 1999 and those set forth in reports filed by the Company from time to time on Forms 10-Q and 8-K. The Company does not undertake any obligation to update any forward-looking statements.

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